UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

June 15, 2017
Date of Report (Date of earliest event reported)

HANDENI GOLD INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-50907 (Commission File Number)	98-0430222 (IRS Employer Identification No.)
P.O. Box 33507, Plot 82A, ITV Road, Mikocheni Light Industrial Area, Dar es Salaam, the United Republic of Tanzania (Address of principal executive offices)		N/A (Zip Code)

011-255-222-70-00-84
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02       Unregistered Sales of Equity Securities

On June 15, 2017, we issued 2,475,000 shares of restricted common stock to IPP Gold Ltd. pursuant to a shares for debt subscription agreement at a deemed issuance price of $0.12 per share in full and complete satisfaction of outstanding debts of $297,000 owing from us to IPP Ltd. We relied on the exemption from registration under the U.S. Securities Act provided by Regulation S based on representations and warranties provided by IPP Ltd. in the subscription agreement.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01       Financial Statements and Exhibits

(a)       Financial Statements of Business Acquired

Not applicable.

(b)       Pro forma Financial Information

Not applicable.

(c)       Shell Company Transaction

Not applicable.

(d)       Exhibits
Exhibit	Description
99.1	News Release issued June 19, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANDENI GOLD INC.
DATE: June 19, 2017	By: /s/ Reyno Scheepers Name: Reyno Scheepers Position: Chief Executive Officer

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